Exhibit 99.1

Capri Holdings Limited Announces Fourth Quarter and Annual Fiscal 2019 Results
Fourth Quarter Adjusted Earnings Per Share Exceeded Expectations
Annual Revenue and Adjusted Earnings Per Share Increased Double Digits
London — May 29, 2019 — Capri Holdings Limited (NYSE:CPRI), a global fashion luxury group, today announced its financial results for the fourth quarter of fiscal 2019 ended March 30, 2019.
Fourth Quarter and Fiscal 2019 Highlights

•	Fourth quarter and full year revenue growth of 13.9% and 11.0%, respectively

•	Fourth quarter adjusted earnings per share of $0.63, above expectations

•	Full year adjusted earnings per share of $4.97 increased 10.0% above prior year, including $0.13 dilution from Versace

•	Reaffirm Fiscal 2020 adjusted earnings per share guidance of $4.95
John D. Idol, the Company’s Chairman and Chief Executive Officer, said, “Fiscal 2019 was a transformational year for Capri Holdings. We expanded our fashion luxury group with the addition of Versace, one of the world’s most storied Italian luxury brands. Jimmy Choo delivered strong results and we continued to execute against Michael Kors’ three strategic growth pillars of product innovation, brand engagement and customer experience. For the year, we were pleased that our luxury group delivered both double digit revenue and adjusted earnings per share growth.”
Mr. Idol continued, “Looking ahead, Fiscal 2020 will be an investment year for our group, and we believe our initiatives will deliver strong revenue growth for Capri Holdings. Longer term, our three brands position Capri Holdings to accelerate revenue from $6 billion to $8 billion dollars, which will be led by Versace and Jimmy Choo, with Michael Kors remaining a strong foundation for Capri Holdings. We expect to grow Versace from $900 million to $2 billion dollars in revenue, expand Jimmy Choo from nearly $600 million to $1 billion in revenue, while building Michael Kors from $4.5 billion to $5.0 billion in revenue. Taken together, we believe our three iconic, founder-led fashion brands position Capri Holdings to deliver multiple years of earnings growth."
Fourth Quarter Fiscal 2019 Results
Financial Results and non-GAAP Reconciliation
The Company’s results are reported in this press release in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and on an adjusted, non-GAAP basis. A reconciliation of GAAP to non-GAAP financial information is provided at the end of this press release.

Segment Reporting
As a result of the acquisition of Versace, effective beginning in the fourth quarter of Fiscal 2019, the Company realigned its reportable segments according to the new structure of the business. As a result, the Company now operates in three reportable segments representing the Versace, Jimmy Choo and Michael Kors brands. In addition to these reportable segments, the Company has certain corporate costs that are not directly attributable to the brands, and therefore, are not allocated to segments. These costs will be reported as Corporate Unallocated Expenses. In addition, the Company will report Versace results on a one month lag, with fourth quarter fiscal 2019 results comprised of January and February, and full year fiscal 2020 results comprised of March 2019 through February 2020.
Overview of Capri Holdings Fourth Quarter Fiscal 2019 Results:

•	Total revenue of $1.344 billion increased 13.9% compared to last year. On a constant currency basis, total revenue increased 16.5%.

•
Gross profit was $793 million and gross margin was 59.0%, compared to $710 million and 60.2% in the prior year. Adjusted gross profit was $798 million and adjusted gross margin was 59.4%, compared to $712 million and 60.3% in the prior year.

•
Income from operations was $40 million and operating margin was 3.0%, compared to $87 million and 7.4% in the prior year. Adjusted income from operations was $125 million and operating margin was 9.3%, compared to $154 million and 13.1% in the prior year.

•
Net income was $19 million, or $0.13 per diluted share compared to $44 million, or $0.29 per diluted share in the prior year. Adjusted net income was $95 million, or $0.63 per diluted share, compared to $97 million or $0.63 per diluted share in the prior year.

•	Inventory at March 30, 2019 was $953 million, a 44.2% increase as compared to the prior year.
Versace Fourth Quarter Fiscal 2019 Results:

•	Versace revenue was $137 million. The Company acquired Versace on December 31, 2018, and compared to Versace stand-alone results from the prior year, revenue increased high single digits.

•	Versace operating loss was $11 million and operating margin was (8.0)%. Adjusted operating loss was $6 million and adjusted operating margin was (4.4)%.
Jimmy Choo Fourth Quarter Fiscal 2019 Results:

•
Jimmy Choo revenue of $139 million increased 28.7% compared to the prior year. On a constant currency basis, total revenue increased 35.1%. On a constant currency basis, comparable store sales increased mid single digits.

•
Jimmy Choo operating loss was $8 million and operating margin was (5.8)%, compared to an operating loss of $18 million and operating margin of (16.7)% in the prior year. Adjusted operating loss was $16 million and adjusted operating margin was (14.8)% in the prior year.

Michael Kors Fourth Quarter Fiscal 2019 Results:

•
Michael Kors revenue of $1.068 billion decreased 0.4% compared to the prior year. On a constant currency basis, total revenue increased 1.8%. On a constant currency basis, comparable store sales decreased 1.0%.

•	Michael Kors operating income was $166 million and operating margin was 15.5%, compared to $195 million and 18.2% in the prior year.

Outlook
The following guidance is provided on an adjusted, non-GAAP basis. All comparable store sales guidance is provided on a constant currency basis.
Full Year Fiscal 2020 Outlook
For Capri Holdings, the Company expects the following.

•	Total revenue of approximately $6.0 billion

•	Operating margin of approximately 15.5%

•	Interest expense in a range of $25 million to $35 million

•	Weighted average diluted shares outstanding of approximately 155 million

•	Effective tax rate of approximately 15%

•	Diluted earnings per share of $4.95, including approximately $0.25 per share of dilution from Versace
For Versace, the Company plans to execute against its plan to rapidly expand Versace’s luxury business, including increasing strategic investments to enhance brand engagement, expanding Versace's retail fleet globally, and launching omni-channel capabilities. The Company expects the following.

•	Revenue of approximately $900 million

•	Comparable store sales growth in the mid single digits

•	Operating margin of positive low single digits
For Jimmy Choo, the Company plans to continue to innovate and grow in women’s footwear, capitalize on the significant opportunity to grow Jimmy Choo's accessories business and further expand Jimmy Choo's retail fleet. The Company expects the following.

•	Revenue of approximately $650 million

•	Comparable store sales growth in the mid single digits

•	Operating margin slightly improved over prior year
For Michael Kors, the Company plans to maintain its focus on product innovation as well as expanding its successful signature offerings. The Company plans to continue to increase brand engagement by leveraging Michael's leading social media presence and enhancing its 360 degree marketing efforts. Finally, the Company plans to enhance customer experience by expanding its Kors VIP program and continuing its store remodeling program. The Company expects the following.

•	Revenue of approximately $4.45 billion, a slight reduction from prior guidance reflecting anticipated unfavorable foreign currency impact and lower wholesale revenue

•	Comparable store sales to be approximately flat

•	Operating margin approximately stable compared to prior year
First Quarter Fiscal 2020 Outlook
For Capri Holdings, the Company expects the following.

•	Total revenue of approximately $1.36 billion

•	Operating margin of approximately 13.0%

•	Interest expense in a range of $8 million to $12 million

•	Weighted average diluted shares outstanding of approximately 155 million

•	Effective tax rate of approximately 18%

•	Diluted earnings per share of $0.85 to $0.90, including approximately $0.15 per share of dilution from Versace

For Versace, the Company expects the following.

•	Revenue of approximately $200 million

•	Comparable store sales growth in the mid single digits

•	Negative operating margin reflecting normal seasonality and increased investments
For Jimmy Choo, the Company expects the following.

•	Revenue to be approximately flat to prior year, reflecting unfavorable foreign exchange impact and a shift in wholesale shipment timing that benefited the fourth quarter

•	Comparable store sales growth in the low single digits

•	Operating margin below prior year due to revenue timing and higher investments
For Michael Kors, the Company expects the following.

•	Revenue moderately below prior year

•	Comparable store sales in the negative low single digits

•	Operating margin to be below prior year
Overall, the Company expects first quarter earnings per share to be below the prior year reflecting the following factors.

•	A higher tax rate as the Company laps benefits related to employee equity compensation of approximately $0.10 per share

•	Dilution from Versace of approximately $0.15 per share

•
For Jimmy Choo, an unfavorable foreign exchange impact and a shift in wholesale revenue timing that benefited the fourth quarter, as well as higher investments in the first quarter, for a combined impact of approximately $0.06 per share

•	Lower Michael Kors operating income primarily driven by reduced wholesale and licensing revenue
Beyond Fiscal 2020, the Company has provided an updated table added to this earnings release outlining the major components of its anticipated growth. For Capri Holdings, the Company expects to deliver accelerated revenue and earnings per share growth driven by revenue growth for Versace, Jimmy Choo and Michael Kors, as well as expanded margins from Versace and Jimmy Choo. The Company looks forward to providing more insights into its brand plans supporting these expectations at its Investor Day on June 4th.
Conference Call Information
A conference call to discuss fourth quarter results is scheduled for today, May 29, 2019 at 8:30 a.m. ET. A live webcast of the conference call will be available on the Company’s website, www.capriholdings.com. In addition, a replay will be available shortly after the conclusion of the call and remain available until June 5, 2019. To access the telephone replay, listeners should dial 1-844-512-2921 or 1-412-317-6671 for international callers. The access code for the replay is 1071005. A replay of the webcast will also be available within two hours of the conclusion of the call and will remain on the website for 90 days.
Use of Non-GAAP Financial Measures
Constant currency effects are non-GAAP financial measures, which are provided to supplement our reported operating results to facilitate comparisons of our operating results and trends in our business, excluding the effects of foreign currency rate fluctuations. Because we are a global company, foreign currency exchange rates may have a significant effect on our reported results. We calculate constant currency measures and the related foreign currency impacts by translating the current year’s reported amounts into comparable amounts using prior year’s foreign exchange rates for each currency. All constant currency performance measures discussed below should be considered a supplement to and not in lieu of our operating performance measures calculated in accordance with U.S. GAAP. Additionally, this earnings release includes certain non-GAAP financial measures relating to certain one-time costs associated with the Jimmy Choo acquisition and the Versace acquisition and restructuring and non-cash impairment charges primarily associated with underperforming retail stores. The Company uses non-GAAP financial measures, among other things, to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. The Company believes that excluding non-recurring items helps its management and investors compare operating performance based on its ongoing operations. While the Company considers the non-GAAP measures to be useful supplemental measures in analyzing its results, they are not intended to replace, nor act as a substitute for, any amounts presented in its consolidated financial statements prepared in conformity with U.S. GAAP and may be different from non-GAAP measures reported by other companies.
About Capri Holdings Limited
Capri Holdings Limited is a global fashion luxury group, consisting of iconic brands that are industry leaders in design, style and craftsmanship. Its brands cover the full spectrum of fashion luxury categories including women’s and men’s accessories, footwear and ready-to-wear as well as wearable technology, watches, jewelry, eyewear and a full line of fragrance products. The Company’s goal is to continue to extend the global reach of its brands while ensuring that they maintain their independence and exclusive DNA. Capri Holdings Limited is publicly listed on the New York Stock Exchange under the ticker CPRI.
Forward Looking Statements
This press release contains statements which are, or may be deemed to be, “forward-looking statements.” Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Capri Holdings Limited (the “Company”) about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included in this press release may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets”, “plans”, “believes”, “expects”, “aims”, “intends”, “will”, “should”, “could”, “would”, “may”, “anticipates”, “estimates”, “synergy”, “cost-saving”, “projects”, “goal”, “strategy”, “budget”, “forecast” or “might” or, words or terms of similar substance or the negative thereof, are forward-looking statements. Forward-looking statements include statements relating to future capital expenditures, expenses, revenues, earnings, economic performance, indebtedness, financial condition, share buybacks, dividend policy, losses and future prospects of the Company, business and management strategies and the expansion and growth of the Company’s operations, and benefits from any acquisition. These forward-looking statements are not guarantees of future financial performance. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions, which could cause actual results to differ materially from those projected or implied in any forward-looking statements. These risks, uncertainties and other factors include the Company’s ability to integrate successfully and to achieve anticipated benefits of any acquisition; the risk of disruptions to the Company’s businesses; the negative effects of events on the market price of the Company’s ordinary shares and its operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the Company’s businesses; fluctuations in demand for the Company’s products; levels of indebtedness (including the indebtedness incurred in connection with acquisitions); future availability of credit; the timing and scope of future share buybacks, which may be made in open market or privately negotiated transactions, and are subject to market conditions, applicable legal requirements, trading restrictions under the Company’s insider trading policy and other relevant factors, and which share repurchases may be suspended or discontinued at any time, the level of other investing activities and uses of cash; changes in consumer traffic and retail trends; loss of market share and industry competition; fluctuations in the capital markets; fluctuations in interest and exchange rates; the occurrence of unforeseen disasters or catastrophes; political or economic instability in principal markets; adverse outcomes in litigation; and general, local and global economic, political, business and market conditions, as well as those risks set forth in the reports that the Company files from time to time with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018 (File No. 001-35368). The Company disclaims any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.
CONTACTS:
Investor Relations:
Jean Fontana
(646) 277-1214
jean.fontana@icrinc.com
or
Jennifer Davis
(646) 677-1813
jennifer.davis@icrinc.com
Media:
Dinesh Kandiah
(917) 934-2427
Press@CapriHoldings.com

SCHEDULE 1
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended		Fiscal Years Ended
	March 30, 2019	March 31, 2018	March 30, 2019	March 31, 2018
Total revenue	$1,344	$1,180	$5,238	$4,719
Cost of goods sold	551	470	2,058	1,860
Gross profit	793	710	3,180	2,859
Total operating expenses	753	623	2,445	2,110
Income from operations	40	87	735	749
Other income, net	—	(1)	(4)	(2)
Interest expense, net	17	12	38	22
Foreign currency loss (gain)	1	2	80	(13)
Income before provision for income taxes	22	74	621	742
Provision for income taxes	3	30	79	150
Net income	19	44	542	592
Less: Net gain attributable to noncontrolling interests	—	—	(1)	—
Net income attributable to Capri	$19	$44	$543	$592
Weighted average ordinary shares outstanding:
Basic	150,801,608	150,818,144	149,765,468	152,283,586
Diluted	152,083,632	154,252,751	151,614,350	155,102,885
Net income per ordinary share:
Basic	$0.13	$0.29	$3.62	$3.89
Diluted	$0.13	$0.29	$3.58	$3.82

SCHEDULE 2
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	March 30, 2019	March 31, 2018
Assets
Current assets
Cash and cash equivalents	$172	$163
Receivables, net	383	290
Inventories	953	661
Prepaid expenses and other current assets	221	148
Total current assets	1,729	1,262
Property and equipment, net	615	583
Intangible assets, net	2,293	1,236
Goodwill	1,659	848
Deferred tax assets	112	56
Other assets	242	74
Total assets	$6,650	$4,059
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$371	$294
Accrued payroll and payroll related expenses	133	93
Accrued income taxes	34	78
Short-term debt	630	200
Accrued expenses and other current liabilities	374	295
Total current liabilities	1,542	960
Deferred rent	132	128
Deferred tax liabilities	438	186
Long-term debt	1,936	675
Other long-term liabilities	166	88
Total liabilities	4,214	2,037
Commitments and contingencies
Redeemable noncontrolling interest	4	—
Shareholders’ equity
Ordinary shares, no par value; 650,000,000 shares authorized; 216,050,939 shares issued and 150,932,306 outstanding at March 30, 2019; 210,991,091 shares issued and 149,698,407 outstanding at March 31, 2018	—	—
Treasury shares, at cost (65,118,633 shares at March 30, 2019 and 61,292,684 shares at March 31, 2018)	(3,223)	(3,016)
Additional paid-in capital	1,011	831
Accumulated other comprehensive (loss) income	(66)	51
Retained earnings	4,707	4,152
Total shareholders’ equity of Capri	2,429	2,018
Noncontrolling interest	3	4
Total shareholders’ equity	2,432	2,022
Total liabilities and shareholders’ equity	$6,650	$4,059

SCHEDULE 3
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED SEGMENT DATA
($ in millions)
(Unaudited)

		Three Months Ended		Fiscal Years Ended
		March 30, 2019	March 31, 2018	March 30, 2019	March 31, 2018
Revenue by Segment and Region:
Versace	The Americas	$22	$—	$22	$—
	EMEA	66	—	66	—
	Asia	49	—	49	—
Versace Revenue		137	—	137	—

Jimmy Choo	The Americas	21	16	96	37
	EMEA	73	58	321	123
	Asia	45	34	173	63
Jimmy Choo Revenue		139	108	590	223

Michael Kors	The Americas	702	685	3,064	2,996
	EMEA	215	230	892	970
	Asia	151	157	555	530
Michael Kors Revenue		1,068	1,072	4,511	4,496

Total Revenue		$1,344	$1,180	$5,238	$4,719

Income from Operations:
Versace		$(11)	$—	$(11)	$—
Jimmy Choo		(8)	(18)	20	(4)
Michael Kors		166	195	964	975
Total segment income from operations		147	177	973	971
Less: Corporate expenses		(28)	(25)	(93)	(87)
Restructuring and other charges		(75)	(51)	(124)	(102)
Impairment of long-lived assets		(4)	(14)	(21)	(33)
Total Income from Operations		$40	$87	$735	$749

Operating Margin:
Versace		(8.0)%	—%	(8.0)%	—%
Jimmy Choo		(5.8)%	(16.7)%	3.4%	(1.8)%
Michael Kors		15.5%	18.2%	21.4%	21.7%
Total Operating Margin		3.0%	7.4%	14.0%	15.9%

SCHEDULE 4
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
SUPPLEMENTAL RETAIL STORE INFORMATION
(Unaudited)

	As of
Retail Store Information:	March 30, 2019	March 31, 2018
Versace	188	—
Jimmy Choo	208	182
Michael Kors	853	829
Total number of retail stores	1,249	1,011

SCHEDULE 5
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSTANT CURRENCY DATA
(In millions)
(Unaudited)

	Three Months Ended		% Change
	March 30, 2019	March 31, 2018	As Reported	Constant Currency
Total revenue:
Versace	$137	$—	NM	NM
Jimmy Choo	139	108	28.7%	35.1%
Michael Kors	1,068	1,072	(0.4)%	1.8%
Total revenue	$1,344	$1,180	13.9%	16.5%

	Fiscal Years Ended		% Change
	March 30, 2019	March 31, 2018	As Reported	Constant Currency
Total revenue:
Versace	$137	$—	NM	NM
Jimmy Choo	590	223	NM	NM
Michael Kors	4,511	4,496	0.3%	0.8%
Total revenue	$5,238	$4,719	11.0%	11.7%
___________________
NM Not meaningful

SCHEDULE 6

NON-GAAP RECONCILIATIONS OF REPORTED TO ADJUSTED MEASURES,
EXCLUDING LONG-LIVED ASSET IMPAIRMENTS, RESTRUCTURING AND OTHER CHARGES,
INVENTORY STEP-UP RELATED TO VERSACE ACQUISITION AND
ERP IMPLEMENTATION COSTS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended March 30, 2019
	As Reported	Impairment Charges	Restructuring and Other Charges(1)	Inventory Step-up Adjustment	ERP Implementation	As Adjusted
Gross profit	$793	$—	$—	$5	$—	$798

Versace operating expense	$98	$—	$(3)	$—	$—	$95
Operating expenses	$753	$(4)	$(75)	$—	$(1)	$673

Versace operating loss	$(11)	$—	$—	$5	$—	$(6)
Total income from operations	$40	$4	$75	$5	$1	$125

Income before provision for income taxes	$22	$4	$75	$5	$1	$107
Provision for income taxes	$3	$1	$7	$1	$—	$12
Net income attributable to Capri	$19	$3	$68	$4	$1	$95
Diluted net income per ordinary share - Capri	$0.13	$0.02	$0.44	$0.03	$0.01	$0.63
______________________

(1)
Includes store closure costs recorded in connection with the Michael Kors Retail Fleet Optimization Plan and other restructuring initiatives, and transaction and transition costs recorded in connection with the acquisitions of Gianni Versace S.r.l and Jimmy Choo Group Limited.

SCHEDULE 7

NON-GAAP RECONCILIATIONS OF REPORTED TO ADJUSTED MEASURES,
EXCLUDING LONG-LIVED ASSET IMPAIRMENTS, RESTRUCTURING AND OTHER CHARGES,
INVENTORY STEP-UP RELATED TO VERSACE AND JIMMY CHOO ACQUISITIONS,
FOREIGN CURRENCY EFFECTS RELATED TO VERSACE ACQUISITION AND
ERP IMPLEMENTATION COSTS
(In millions, except share and per share data)
(Unaudited)

	Fiscal Year Ended March 30, 2019
	As Reported	Impairment Charges	Restructuring and Other Charges(1)	Inventory Step-up Adjustment	Acquisition Foreign Currency Effects	ERP Implementation	As Adjusted
Gross profit	$3,180	$—	$—	$11	$—	$—	$3,191

Total operating expenses	$2,445	$(21)	$(124)	$—	$—	$(1)	$2,299

Versace operating loss	$(11)	$—	$—	$5	$—	$—	$(6)
Jimmy Choo operating income	$20	$—	$—	$6	$—	$—	$26
Total income from operations	$735	$21	$124	$11	$—	$1	$892

Foreign currency loss	$80	$—	$—	$—	$(72)	$—	$8
Income before provision for income taxes	$621	$21	$124	$11	$72	$1	$850
Provision for income taxes	$79	$4	$14	$2	$(1)	$—	$98
Net income attributable to Capri	$543	$17	$110	$9	$73	$1	$753
Diluted net income per ordinary share - Capri	$3.58	$0.11	$0.73	$0.06	$0.48	$0.01	$4.97
______________________

(1)
Includes store closure costs recorded in connection with the Michael Kors Retail Fleet Optimization Plan and other restructuring initiatives, and transaction and transition costs recorded in connection with the acquisitions of Gianni Versace S.r.l and Jimmy Choo Group Limited.

SCHEDULE 8

NON-GAAP RECONCILIATIONS OF REPORTED TO ADJUSTED MEASURES,
EXCLUDING LONG-LIVED ASSET IMPAIRMENTS,
RESTRUCTURING AND OTHER CHARGES, AND
INVENTORY STEP-UP RELATED TO JIMMY CHOO ACQUISITION
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended March 31, 2018
	As Reported	Impairment Charges	Restructuring and Other Charges(1)	Inventory Step-up Adjustment	As Adjusted
Gross profit	$710	$—	$—	$2	$712

Operating expenses	$623	$(14)	$(51)	$—	$558

Jimmy Choo operating loss	$(18)	$—	$—	$2	$(16)
Total income from operations	$87	$14	$51	$2	$154

Income before provision for income taxes	$74	$14	$51	$2	$141
Provision for income taxes	$30	$3	$11	$—	$44
Net income attributable to Capri	$44	$11	$40	$2	$97
Diluted net income per ordinary share - Capri	$0.29	$0.07	$0.26	$0.01	$0.63
______________________

(1)
Includes store closure costs recorded in connection with the Michael Kors Retail Fleet Optimization Plan, as well as transaction and transition costs recorded in connection with the acquisition of Jimmy Choo Group Limited.

SCHEDULE 9

NON-GAAP RECONCILIATIONS OF REPORTED TO ADJUSTED MEASURES,
EXCLUDING LONG-LIVED ASSET IMPAIRMENTS,
RESTRUCTURING AND OTHER CHARGES,
INVENTORY STEP-UP RELATED TO JIMMY CHOO ACQUISITION, AND
DERIVATIVE CONTRACT RELATED TO ACQUISITION OF JIMMY CHOO
(In millions, except share and per share data)
(Unaudited)

	Fiscal Year Ended March 31, 2018
	As Reported	Impairment Charges	Restructuring and Other Charges(1)	Inventory Step-up Adjustment	Acquisition Price Derivative Contract	As Adjusted
Gross profit	$2,859	$—	$—	$4	$—	$2,863

Total operating expenses	$2,110	$(33)	$(102)	$—	$—	$1,975

Jimmy Choo operating income	$(4)	$—	$—	$4	$—	$—
Total income from operations	$749	$33	$102	$4	$—	$888

Foreign currency gain	$(13)	$—	$—	$—	$5	$(8)
Income before provision for income taxes	$742	$33	$102	$4	$(5)	$876
Provision for income taxes	$150	$7	$18	$1	$(1)	$175
Net income attributable to Capri	$592	$26	$84	$3	$(4)	$701
Diluted net income per ordinary share - Capri	$3.82	$0.17	$0.54	$0.02	$(0.03)	$4.52
______________________

(1)
Includes store closure costs recorded in connection with the Michael Kors Retail Fleet Optimization Plan, as well as transaction and transition costs recorded in connection with the acquisition of Jimmy Choo Group Limited.

SCHEDULE 10

CAPRI FINANCIAL OUTLOOK

	FY 2020	FY 2021	FY 2022
REVENUE	APPROXIMATELY $6.0B	MID SINGLE DIGIT GROWTH	MID SINGLE DIGIT GROWTH
MK REVENUE	APPROXIMATELY $4.45B	LOW SINGLE DIGIT GROWTH	LOW SINGLE DIGIT GROWTH
JC REVENUE	APPROXIMATELY $650M	DOUBLE DIGIT GROWTH	DOUBLE DIGIT GROWTH
VERSACE REVENUE	APPROXIMATELY $900M	DOUBLE DIGIT GROWTH	DOUBLE DIGIT GROWTH
ADJUSTED OPERATING MARGIN*	APPROXIMATELY 15.5%	APPROXIMATELY 16%	APPROXIMATELY 17%
MK OPERATING MARGIN*	STABLE	STABLE	STABLE
JC OPERATING MARGIN*	IMPROVING	HIGH SINGLE DIGITS	MID TEENS
VERSACE OPERATING MARGIN*	LOW SINGLE DIGITS	MID SINGLE DIGITS	LOW DOUBLE DIGITS
ADJUSTED NET INCOME*	FLAT	DOUBLE DIGIT GROWTH	DOUBLE DIGIT GROWTH
ADJUSTED EPS*	APPROXIMATELY $4.95	DOUBLE DIGIT GROWTH	DOUBLE DIGIT GROWTH

*US GAAP RESULTS ADJUSTED FOR SPECIAL ITEMS